As filed with the Securities and Exchange Commission on September 30, 1999

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                              Tredegar Corporation
             (Exact Name of Registrant as Specified in Its Charter)

           VIRGINIA                                       54-1497771
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                              1100 Boulders Parkway
                            Richmond, Virginia 23225
                    (Address of Principal Executive Offices)
                               -------------------

                       AMENDED AND RESTATED INCENTIVE PLAN
                            (Full Title of the Plan)
                               -------------------

                    Norman A. Scher, Executive Vice President
         Nancy M. Taylor, Vice President, General Counsel and Secretary
                              Tredegar Corporation
                              1100 Boulders Parkway
                                    Richmond,
                     (Name and Address of Agent For Service)

                                 (804) 330-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With copies to:

                          C. Porter Vaughan, III, Esq.
                                Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219

                         CALCULATION OF REGISTRATION FEE

                                         Proposed             Proposed
 Title of                                Maximum               Maximum
Securities             Amount            Offering             Aggregate                  Amount Of
  To Be                To Be            Price Per              Offering                 Registration
Registered           Registered           Share                 Price                       Fee
- -----------------------------------------------------------------------------------------------------
Common Stock         2,857,450(1)     $21.50(1)(2)         $32,410,175.00(1)(2)      $9,010.03(1)

(1)Pursuant to Rule 429(b) under the Securities Act of 1933, this registration statement covers 1,350,000 shares of common stock registered pursuant to Registration Statement No. 333-12985 and being carried forward, and for which a filing fee of $5,227.37 was previously paid.
2)Estimated solely for the purpose of determining the Registration Fee pursuant to Rule 457(h) and based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on September 23, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Tredegar Corporation (the "Company") with the Commission (File No. 1-10258) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; (iv) the Company's Current Report on Form 8-K, as amended, filed with the Commission on May 25, 1999; (v) the Company's Current Report on Form 8-K, as amended, filed with the Commission on June 22, 1999; (vi) the Company's Form 10, as amended, dated May 17, 1989, containing a description of the Company's Common Stock (the "Common Stock"); and
(vii) the description of the Preferred Stock Purchase Rights, contained in the Registration Statement on Form 8-A, filed with the Commission on June 16, 1999, as amended.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Virginia Stock Corporation Act, the Amended and Restated Articles of Incorporation of the Company (the "Articles") eliminate all liability of the Company's directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in either case in the event of willful misconduct or a knowing violation of the criminal law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1      Amended   and   Restated   Articles of  Incorporation  of  the  Company
         (incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1989).

4.1.1 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.1.2 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4.2      Bylaws  of  the  Company (incorporated herein by reference from Exhibit
         3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed a Exhibit 5 to the Registration Statement).

23.2     Consent of PricewaterhouseCoopers LLP

24       Powers of Attorney (contained herein).

99.1 Rights Agreement, dated as of June 30, 1999, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as
         Exhibit 99.1 to the Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on June 16, 1999, as amended, and incorporated herein by reference).

99.2     Amended and Restated Incentive Plan


Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the infor-mation set forth in the registration state-ment. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               POWERS OF ATTORNEY

         Each person whose signature appears below hereby authorizes each of the agents for service named in the Registration Statement, as attorney-in-fact, to sign on his or her behalf individually and in each capacity stated below and to file all amendments, including any post-effective amendment, to the Registration Statement and Tredegar Corporation hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 23rd day of August, 1999.

                                             TREDEGAR CORPORATION


                                             By /s/ John D. Gottwald
                                                 John D. Gottwald, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of August, 1999.

             Signature                                  Title

 /s/ John D. Gottwald                        President and Director
        (John D. Gottwald)                   (Principal Executive Officer)


 /s/ N. A. Scher                             Executive Vice President, Chief
        (Norman A. Scher)                    Financial  Officer and Director
                                             (Principal Financial Officer)


 /s/ D. Andrew Edwards                       Vice President, Treasurer and
        (D. Andrew Edwards)                  Corporate Controller
                                             (Principal Accounting Officer)


 /s/ Austin Brockenbrough, III               Director
    (Austin Brockenbrough, III)


 /s/ Phyllis Cothran                         Director
         (Phyllis Cothran)


 /s/ Richard W. Goodrum                      Director
       (Richard W. Goodrum)


 /s/ Floyd D. Gottwald, Jr.                  Director
     (Floyd D. Gottwald, Jr.)


 /s/ William M.  Gottwald                    Director
       (William M. Gottwald)

 /s/ Richard L. Morrill                      Director
       (Richard L. Morrill)


 /s/ Emmett J. Rice                          Director
         (Emmett J. Rice)


 /s/ Thomas G. Slater, Jr.                   Director
      (Thomas G. Slater, Jr.)

                                        EXHIBIT INDEX



 Exhibit No.                          Description

    4.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1989).

    4.1.1 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     4.1.2 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

     4.2 Bylaws of the Company (incorporated herein by reference from Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     5 Opinion of Hunton & Williams as to the legality of the securities being registered.

     23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

     23.2          Consent of PricewaterhouseCoopers LLP

     24            Powers of Attorney (contained herein).

     99.1 Rights Agreement, dated as of June 30, 1999, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 99.1 to the Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on June 16, 1999, as amended, and incor-porated herein by reference).

     99.2          Amended and Restated Incentive Plan